[ARMOR HOLDINGS, INC. LOGO]

                              ARMOR HOLDINGS, INC.
                            2005 STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT (the "Agreement") made as of this
<<NUMBERDATE>> day of <<MONTH>>, <<YEAR>>, by and between Armor Holdings, Inc., a Delaware corporation, having its principal office at 1400 Marsh Landing
Parkway, Suite 112, Jacksonville, FL 32250 (the "Company"), and <<FIRSTNAME>>
<<LASTNAME>>, an individual residing in <<citystate>> (the "Optionee").
Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 2005 Stock Incentive Plan.

     WHEREAS, the Company has heretofore adopted the Armor Holdings, Inc. 2005
Stock Incentive Plan (the "Plan") for the benefit of certain employees, officers, directors, consultants, independent contractors and advisors of the
Company or Subsidiaries of the Company, which Plan has been approved by the
Company's stockholders; and

     WHEREAS, the Optionee is a valued and trusted employee of the Company and/or one of its subsidiaries and the Company believes it to be in the best interests of the Company to secure the future services of the Optionee by providing the Optionee with an inducement to remain an employee of the Company and/or one of its Subsidiaries through the grant of an option to acquire an ownership interest in the Company.

     NOW, THEREFORE, the parties agree as follows:

     1. OPTION GRANT. Subject to the provisions hereinafter set forth and the terms and conditions of the Plan, the Company hereby grants to the Optionee, as of <<GRANTDATE>> (the "Grant Date"), the right, privilege and option (the
"Option") to purchase all or any part of an aggregate of <<AMOUNTOFOPTIONS>>
shares (the "Shares") of common stock of the Company, par value $.01 per share
(the "Common Stock"), such number being subject to adjustment as provided in the
Plan. To the extent applicable, this Option is intended to qualify as an
"incentive stock option" ("ISO") within the meaning of Section 422 of the
Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted under Section 422 of the Code.

     2. EXERCISE PRICE. Subject to adjustment as provided in the Plan, the purchase price per Share of Common Stock as to which this Option is exercised
(the "Exercise Price") shall be $<<SHAREPRICE>>, the Fair Market Value of such
Shares on the Grant Date.

     3. EXERCISE OF OPTION. The term of the Option shall be for a period of seven (7) years from the Grant Date and shall expire without further action being taken at 5:00 p.m., <<EXPIRATIONDATE>>, subject to earlier termination as provided in Section 5 hereof (the "Expiration Date"). The Option may be exercised at any time, or from time to time, prior to the Expiration Date (or such additional period as may be permitted under the Plan) as to any part or all of the Shares covered by the Option, pursuant to the vesting schedule contained in Section 4.1 hereof; provided, however, that the Option may not be exercised as to less than one hundred (100) shares, unless it is exercised as to all
Shares as to which this Option is then exercisable.

          1400 MARSH LANDING PARKWAY, SUITE 112 JACKSONVILLE, FL 32250
                       TEL: 904.741.5400 FAX: 904.741.5403

     4. VESTING AND LOCKUP RELEASE SCHEDULE.

         4.1 Vesting Date. The Shares into which this Option is exercisable shall vest in accordance with the following schedule:



                                     NUMBER OF             NUMBER OF            TOTAL NUMBER
     VESTING DATE                         ISOS         NON-QUALIFIED               OF SHARES
     ----------------------    ---------------    ------------------      ------------------

     <<INSERT DATE>>           <<TOTAL_ISOS>>        <<TOTAL_NQSOS>>      <<AMOUNTOFOPTIONS>>


The allocation of options granted between ISOs and NQSOs indicated above is a result of the Limitations on ISO as outlined in the 2005 Stock Incentive Plan and reproduced below.

         5.7 LIMITATIONS ON ISO. THE AGGREGATE FAIR MARKET VALUE (DETERMINED AS
         OF THE DATE OF GRANT) OF SHARES WITH RESPECT TO WHICH ISO'S ARE
         EXERCISABLE FOR THE FIRST TIME BY A PARTICIPANT DURING ANY CALENDAR
         YEAR (UNDER THIS PLAN OR UNDER ANY OTHER INCENTIVE STOCK OPTION PLAN OF
         THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY) WILL NOT EXCEED $100,000
         OR SUCH OTHER AMOUNT AS MAY BE REQUIRED BY THE CODE. IF THE FAIR MARKET
         VALUE OF SHARES ON THE DATE OF GRANT WITH RESPECT TO WHICH ISO'S ARE
         EXERCISABLE FOR THE FIRST TIME BY A PARTICIPANT DURING ANY CALENDAR
         YEAR EXCEEDS $100,000, THEN THE OPTIONS FOR THE FIRST $100,000 WORTH OF
         SHARES TO BECOME EXERCISABLE IN SUCH CALENDAR YEAR WILL BE ISO'S AND
         THE OPTIONS FOR THE AMOUNT IN EXCESS OF $100,000 THAT BECOME
         EXERCISABLE IN THAT CALENDAR YEAR WILL BE NQSO'S. IN THE EVENT THAT THE
         CODE OR THE REGULATIONS PROMULGATED THEREUNDER ARE AMENDED AFTER THE
         EFFECTIVE DATE OF THIS PLAN TO PROVIDE FOR A DIFFERENT LIMIT ON THE
         FAIR MARKET VALUE OF SHARES PERMITTED TO BE SUBJECT TO ISO'S, SUCH
         DIFFERENT LIMIT WILL BE AUTOMATICALLY INCORPORATED HEREIN AND WILL
         APPLY TO ANY OPTIONS GRANTED AFTER THE EFFECTIVE DATE OF SUCH
         AMENDMENT.

         4.2 Shares that are vested pursuant to the schedule set forth in
Section 4.1 hereof are "Vested Shares."

     5. TERMINATION.

         5.1 Termination for Any Reason Except Death, Disability or Cause. If
Optionee is Terminated for any reason (including if the Optionee voluntarily terminates employment by the Company) except Optionee's death, Disability or
Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 4.1 hereof on the
Termination Date, may be exercised by Optionee no later than three (3) months after the Termination Date, (or such longer time period not exceeding five (5)
years as may be determined by the Committee, with any exercise beyond three (3)
months after the Termination Date deemed to be a NQSO), but in any event no later than the Expiration Date.

         5.2 Termination Because of Death or Disability. If Optionee is
Terminated because of death or Disability of Optionee, then this Option, to the extent that it is vested in accordance with the schedule set forth in Section
4.1 hereof on the Termination Date, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5)
years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date when the Termination is for
Participant's death or Disability, deemed to be a NQSO), but in any event no later than the Expiration Date. Any exercise after

three months after the Termination Date when the Termination is for any reason other than Optionee's disability, within the meaning of Section 22(e)(3) of the
Code, shall be deemed to be the exercise of a nonqualified stock option.

         5.3 Termination for Cause. If an Optionee is terminated for Cause, neither the Optionee, the Optionee's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any
Shares whatsoever, after termination of service, whether or not after termination of service the Optionee may receive payment from the Company or
Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Committee shall give the Optionee an opportunity to present to the Committee evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the
Optionee that Optionee's service is terminated.

     For purposes of this Agreement, Termination for Cause means that the
Company has cause to terminate an Optionee's employment or service under any existing employment, consulting or any other agreement between the Optionee and the Company or, if such an agreement does not exist, upon finding that (i) the
Optionee has ceased to perform his duties (other than as a result of his incapacity due to physical or mental illness or injury), which constitutes an intentional or extended neglect of his/her duties, (ii) the Optionee has engaged or is about to engage in conduct materially injurious to the Company or (iii)
the Optionee has been convicted of a felony.

         5.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, a Subsidiary or an Affiliate, or limit in any way the right of the Company or any Affiliate or Subsidiary of the Company to
terminate Optionee's employment or other relationship at any time, with or without Cause. This Agreement does not constitute an employment contract. This
Agreement does not guarantee employment for the length of time of the Vesting
Schedule or for any portion thereof.

     6. MANNER OF EXERCISE.

         6.1 Stock Option Exercise Procedures. To exercise this Option, Optionee
(or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must follow such exercise procedures as may be established by the Committee from time to time in its sole discretion. Such procedures may include requiring that the Optionee provide certain information including, inter alia, Optionee's election to exercise this
Option, the number of Shares being purchased, any restrictions imposed on the
Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person may be required to submit documentation reasonably acceptable to the Company that such person has the right to exercise this
Option.

         6.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

         6.3 Payment. An exercise of this Option shall be accompanied by full payment of the aggregate Exercise Price for the Shares being purchased (a) in cash (by check), or (b) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of

Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the aggregate Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company; or (2) through a "margin" commitment from Optionee and an NASD
Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company. Notwithstanding the foregoing, the Board of Directors or the Committee, in their sole discretion, may allow for the full payment of the aggregate Exercise Price for the Shares being purchased to be made by any other method which is in accordance with the provisions of the Plan.

         6.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld determined on the date that the amount of tax to be withheld is to be determined. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

         6.5 Issuance of Shares. Provided that both the exercise procedures established by the Committee and payment are in manner, form and substance satisfactory to the Company, and upon the Company's request to counsel for the
Company, the Company shall issue the Shares registered in the name of Optionee,
Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     7. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. To the extent this
Option is an ISO, if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2)
years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Optionee upon exercise of this Option, then Optionee shall immediately notify the Company in writing of such disposition.

     8. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Option and the issuance and transfer of Shares to the Optionee shall be subject to compliance by the Company and Optionee with (i) all applicable requirements of federal and state securities laws, (ii) all applicable requirements of any stock exchange on which the Company's Common Stock may be listed and (iii) any applicable policy of the Company regarding the trading of securities of the
Company, each at the time of such issuance and transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

     9. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee personally or by the Optionee's legal representative. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of
Optionee.

     10. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

     11. INTERPRETATION. Any dispute regarding the interpretation of this
Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

     12. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This
Agreement and the Plan and any exercise procedures as may be established by the
Committee constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

     13. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the
Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery;
three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

     14. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and
Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of
Delaware.

     16. ACCEPTANCE. Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. This Option is subject to, and the Company and the
Optionee agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted, as the same shall have been amended, restated or otherwise modified from time to time in accordance with the terms thereof.
Pursuant to said Plan, the Board of Directors of the Company, or the Committee
is vested with final authority to interpret and construe the Plan and this
Option, and its present form is available for inspection during the business hours by the Optionee or other persons entitled to exercise this Option at the
Company's principal office. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

     17. COVENANTS OF THE OPTIONEE

         The Optionee agrees (and for any heir, executor, administrator, legal representative, successor, or assignee hereby agrees), as a condition upon exercise of the Option granted hereunder:

         (a) Upon the request of the Committee, to execute and deliver a certificate, in form satisfactory to the Committee, certifying that the Shares being acquired upon exercise of the Option are for such person's own account for investment only and not with any view to or present intention to resell or distribute the same. The Optionee hereby agrees that the Company shall have no obligation to deliver the Shares issuable upon exercise of the Option unless and until such certificate shall be executed and delivered to the Company by the
Optionee or any successor.

         (b) Upon the request of the Committee, to execute and deliver a certificate, in form satisfactory to the Committee, certifying that any subsequent resale or distribution of the Shares by the Optionee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which
Registration Statement has become effective and is current with regard to the
Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction contained in this subparagraph (b) shall not apply to (i)
issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (ii)
re-offerings of Shares by Affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the
Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

         (c) That certificates evidencing Shares purchased upon exercise of the
Option shall bear a legend, in form satisfactory to counsel for the Company, manifesting the investment intent and resale restrictions of the Optionee described in this Section.

         (d) That upon exercise of the Option granted hereby, or upon sale of the Shares purchased upon exercise of the Option, as the case may be, the
Company shall have the right to require the Optionee to remit to the Company, or in lieu thereof, the Company may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such Shares or thereafter, as appropriate.

     18. OBLIGATIONS OF THE COMPANY

         18.1 Upon the exercise of this Option in whole or in part, the Company shall cause the purchased Shares to be issued only when it shall have received the full payment of the aggregate Exercise Price in accordance with the terms of this Agreement.

         18.2 The Company shall cause certificates for the Shares as to which the Option shall have been exercised to be registered in the name of the person or persons exercising the Option, which certificates shall be delivered by the
Company to the Optionee only against payment of the full Exercise Price in accordance with the terms of this Agreement for the portion of the Option exercised.

         18.3 In the event that the Optionee shall exercise this Option with respect to less than all of the Shares of Common Stock that may be purchased under the terms hereof, the Company shall issue to the Optionee a new Option, duly executed by the Company and the Optionee, in form and substance identical to this Option, for the balance of Shares of Common Stock then issuable pursuant to the terms of this Option.

         18.4 Notwithstanding anything to the contrary contained herein, neither the Company nor its transfer agent shall be required to issue any fraction of a
Share of Common Stock in connection with the exercise of this Option, and the
Company shall, upon exercise of this Option in whole or in part, issue the largest number of whole Shares of Common Stock to which this Option is entitled upon such full or partial exercise and shall return to the Optionee the amount of the aggregate Exercise Price paid by the Optionee in respect of any fractional Share.

         18.5 The Company may endorse such legend or legends upon the certificates for Shares issued to the Optionee pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such
Shares as, in its discretion, it determines to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; (ii) implement the provisions of the Plan and any agreement between the Company and the Optionee with respect to such Shares; or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an incentive stock option granted pursuant to this
Agreement and under the Plan.

         18.6 The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares to the Optionee, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the Optionee, unless such Registration Statement under the Securities Act has been filed by the Company for its own corporate purposes (and the Company so states) in which event the Optionee shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

         18.7 All Shares issued following exercise of the Option and the payment of the Exercise Price in accordance with the terms of this Agreement therefore shall be fully paid and non-assessable to the extent permitted by law.

     19. MISCELLANEOUS

         19.1 If the Optionee loses this Agreement representing the Option granted hereunder, or if this Agreement is stolen or destroyed, the Company shall, subject to such reasonable terms as to indemnity as the Committee, in its sole discretion shall require, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so lost, stolen or destroyed, and in the event this Agreement representing the Option shall be mutilated, the
Company shall, upon the surrender hereof, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so mutilated.

         19.2 This Agreement cannot be amended, supplemented or changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. A waiver of any right derived hereunder by the Optionee shall not be deemed a waiver of any other right derived hereunder.

         19.3 This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

         19.4 In the event of a conflict between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern.

         19.5 Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the
Company and Optionee.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this
Agreement in duplicate as of the Date of Grant.

                                               ARMOR HOLDINGS, INC.

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                  OPTIONEE:

                                                  ------------------------------
                                                  <<FirstName>> <<LastName>>